Exhibit 99.2

www.nortel.com

FOR IMMEDIATE RELEASE	August 10, 2009

For more information:

Media Jay Barta (972) 685-2381 jbarta@nortel.com	Investors (888) 901-7286 (905) 863-6049 investor@nortel.com

Nortel Announces Board of Directors, Management Team and Organizational Changes

—	Nortel Board of Directors and President & CEO Mike Zafirovski conclude company has reached natural transition point for reduction in the Board size and for Mike Zafirovski to step down
—	Business has been stabilized and running well since filing
—	Financial results show revenues, margins and cash up Q2 over Q1
—	Organizational move to standalone businesses
—	Sales Agreements for CDMA/LTE Access assets to Ericsson for US$1.13 billion
—	Entered Stalking Horse sales agreements for Enterprise Solutions business
—	Advancing in discussions to sell other businesses

—	New Organizational Structure in place
—	Proposed expanded role of the Canadian Monitor
—	Process in place to identify principal officer in the U.S.
—	Businesses report to Chief Restructuring Officer
—	Nortel Business Services to continue serving customers through transition
—	Establishment of core Corporate Group to carry forward the restructuring activities

—	Business Priorities Remain Unchanged: Maximizing value through sales of businesses while maintaining customer service levels and commitments

TORONTO – Nortel* Networks Corporation (NNC) [OTC: NRTLQ] today announced a number of leadership changes and a new organizational structure designed to work towards the completion of the sales of the company’s businesses and other restructuring activities with a continued focus on maximizing value while preserving Nortel’s innovative technology platforms and employment to the greatest extent possible.

The company also released its results for the second quarter of 2009 today in a separate announcement.

“Since filing for creditor protection, the company has been successfully stabilizing its businesses and maintaining customer commitments and innovation platforms. Results for the second quarter demonstrate solid financial performance over the first quarter, while customer metrics remain strong,” said Nortel President and CEO Mike Zafirovski.

Mr. Zafirovski continued: “We have taken many steps. We have completed the organizational moves of Nortel’s businesses to vertically integrated, standalone business units, and on June 19th, we announced that we would work to maximize value through the sale of these businesses. We have sales agreements with Ericsson for US$1.13 billion regarding the CDMA/LTE Access business, including preserving 80 percent of the jobs associated with that business. We also have a stalking horse agreement for the sale of our Enterprise Solutions business and we are in active discussions for our other businesses. The direction has been set and we are now at a natural transition point as we continue to service customers, maximize value through sales and continue restructuring activities.”

“The Board of Directors has reviewed the status of the sales process for the businesses and the go-forward plans for the transition and corporate services groups discussed below and are confident these are the right plans at the right time with the right leaders going forward.”

Executive Leadership and Board of Directors

For the reasons highlighted above, the Nortel Board of Directors and President & CEO Mike Zafirovski believe the company has reached a natural transition point. Effective today, President and CEO Mike Zafirovski will step down. Also effective today, the Boards of Directors of NNC and Nortel Networks Limited (NNL) will reduce from nine to three members: John A. MacNaughton, Jalynn H. Bennett and David Richardson, with Mr. Richardson serving as Chairperson. These individuals will also serve as members of NNC’s and NNL’s audit committees.

“We’ve reached a logical departure point,” said Harry Pearce, Chairman of Nortel’s Board of Directors. “Mike made a commitment to see the process through the stabilization of the company, sale of its largest assets and the right plans and people to continue operating our business and serving customers. He has done so. I appreciate the commitment and passion he brought to this company since day one, including his guidance through the extremely difficult decisions we faced since filing for creditor protection. I also wish to recognize the enormous commitment and dedication of the departing members of the Board who really believed in and worked hard for Nortel.”

“Mike came to Nortel to transform this company. He made great progress on many fronts including addressing significant accounting and related legal issues; improving the quality of Nortel products and the company’s cost structure. His ambitious vision helped shift the economic center of the company from legacy to growth investments. It was unfortunate the transformation was derailed by a deteriorating economic climate and the company’s legacy cost structure. The operating improvements and strategic investments made during his tenure significantly contributed to the fact that Nortel’s businesses are so attractive to potential buyers today,” added Mr. Pearce.

“Although the past several months have been challenging, Mike has been a tireless champion for Nortel, its customers and partners. His belief in Nortel people and technology was always paramount. He always strove to do what was best for the company and its stakeholders, and Nortel’s high customer service levels are strong proof of that. As a substantial creditor and Nortel’s largest supplier, I appreciate his efforts,” said Mike McNamara, CEO of Flextronics which entity is chair of Nortel’s Official Committee of Unsecured Creditors.

Mr. Zafirovski commented: “I am extremely proud to have been associated with this company. The Board members and I came to Nortel because we really believed in the value of Nortel’s people and technology. Although solid progress was made in many areas, at the end, the capital structure and legacy costs coupled with the economic downturn proved too difficult to surmount. I have tremendous respect for the Board of this company and the process we went through to initially transform the company, and since filing, to work to maximize the value of our businesses while preserving employment and customer commitments to the greatest extent possible.

The value created through Nortel innovation is now clearly visible in the active interest for its businesses and intellectual property. Maximizing the value through the sale of our businesses is the best outcome for creditors, customers and employees.

Mr. Zafirovski continued: “Most importantly, I really want to thank our dedicated employees for their commitment and professionalism throughout a very challenging time. I will miss them and I am proud to have been associated with them and to know that so many of them will carry on their innovative work under new banners.”

Proposed Enhanced Role of the Monitor and U.S. Principal Officer

In connection with today’s announcements, the Company will be seeking Canadian court approval for Ernst & Young Inc., the company’s Monitor, to take on an enhanced role with respect to the oversight of the business, sales processes and other restructuring activities under the Companies’ Creditors Arrangement Act (CCAA) proceedings. Further, the Company is in the process of identifying a principal officer for the Nortel companies in U.S. Chapter 11 proceedings who will work in conjunction with the U.S. Creditors’ Committee (UCC), ad hoc bondholders group, and the Monitor, which appointment will be subject to U.S. court approval.

New Organizational Structure

Concurrent with today’s announcement, Nortel is establishing a streamlined structure that will enable the company to effectively continue to serve its customers, and also facilitate the sales of its businesses and integration processes with acquiring companies as well as to continue with its restructuring activities.

—	The company’s business units – Wireless Networks, Enterprise Solutions, Metro Ethernet Networks, Carrier VoIP and Application Solutions and the LG-Nortel joint venture – will report to the Chief Restructuring Officer, Pavi Binning.

—	The company’s mergers and acquisitions teams will continue their work under the Chief Strategy Officer, George Riedel.

—	Nortel Business Services (NBS) will continue to serve the transitional operations needs of Nortel businesses as they are sold to ensure customer and network service levels are maintained throughout the sale and integration processes. NBS will continue to be led by Joe Flanagan.

—	A core Corporate Group is being established that will be primarily responsible for the management of ongoing restructuring activities during the sales process as well as post business dispositions. This group will be lead by John Doolittle, formerly Nortel’s Treasurer.

—	These leaders will report to the NNC and NNL Boards of Directors, the Monitor and the proposed U.S. principal officer.

“There is still much work to be done. I believe we have the right team and the right structure in place to ensure continuity in our efforts to maximize the value of the businesses, while preserving Nortel’s innovative technology platforms and employment to the greatest extent possible. I look forward to working with these experienced leaders to continue the important work remaining,” said David Richardson, Chairman elect of the NNC and NNL Boards of Directors.

“This is a new, but also highly critical phase for the company. From servicing existing customers to completing the sales process, we must effectively manage the remaining work so that we continue to see high service levels for customers while maximizing value for creditors and providing clarity for customers and employees,” said Pavi Binning, Nortel Chief Restructuring Officer.

About Nortel

Nortel delivers communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next generation technologies, for both service provider and enterprise networks, support multimedia and business critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this report, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business and maximize the value of Nortel’s businesses; obtain required approvals and successfully consummate pending and future divestitures; successfully conclude ongoing discussions for the sale of Nortel’s other assets or businesses; develop, obtain required approvals for, and implement a court approved plan; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; access the EDC Facility given the current discretionary nature of the facility, or arrange for alternative funding; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the French Administrator, the Israeli Administrators, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against Nortel; maintain R&D investments; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively under the new organizational structure, and in consultation with the Canadian Monitor, the U.S. Creditors’ Committee and a proposed U.S. Officer, and work effectively with the U.K. Administrators, French Administrator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees as may be needed; successfully implement Nortel’s new organizational structure to most effectively continue with the sales of Nortel’s businesses and complete integration processes with acquiring companies and continue with Nortel’s restructuring activities; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained economic downturn and volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.

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